UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 13, 2011

SquareTwo Financial Corporation

 (Exact Name of Registrant as Specified in its Charter)

Delaware	333-170734	84-1261849
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4340 South Monaco Street, Denver, Colorado 80237

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: 303-296-3345

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.   Entry into a Material Definitive Agreement

On May 13, 2011, SquareTwo Financial Corporation (“SquareTwo”) together with certain of its domestic and Canadian subsidiaries, Ally Commercial Finance LLC, as agent, Canadian agent and a lender and certain other financial institutions as lenders, entered into an Amendment to its Loan Agreement (the “Amendment”).  Pursuant to the terms of the Amendment, the following adjustments were made to the revolving credit facility:

1.  SquareTwo has increased the maximum amount under the Revolving Credit Facility to $215,000,000, of which SquareTwo has elected to have $204,000,000 currently available subject to the terms of the Loan Agreement;  and

2.  A reduction in interest rates governed by the Applicable Margin pursuant to Section 1.1 of the Loan Agreement in an amount equal to 25 basis points and a reduction in the minimum interest rates governed by each of the Base Rate, Canadian BA Rate and LIBOR pursuant to Section 1.1 of the Loan Agreement in an amount equal to 50 basis points.  In exchange for this reduction, SquareTwo will pay a nonrefundable commitment fee equal to 1% of the incremental Commitment amount of the Revolving Credit Facility.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information provided in Item 1.01of this 8-K  is hereby incorporated by reference.

Item 9.01.  Financial Statements and Exhibits

(d)    Exhibits.

Exhibit Number	Description

10.01	Amendment No. 1 to Loan Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SQUARETWO FINANCIAL CORPORATION

Date: May 17, 2011	By:	/s/ Thomas G. Good
	Name:	Thomas G. Good
	Title:	General Counsel